EXHIBIT 11(a)(2)


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
First American Investment Funds, Inc.:


We consent to the use of our reports dated November 7, 1997 and January 9, 1998 incorporated by reference herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Transfer Agent; Counsel; Accountants" in Part B of the Registration Statement.


                                          /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
January 28, 1998